Exhibit 99.3

KIT DIGITAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2009, KIT digital, Inc., a Delaware corporation (“KIT digital” or the “Company”), filed a Current Report on Form 8-K (the “October 8-K”) to report the company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) on September 30, 2009 with KIT Acquisition Corporation, a Delaware Corporation and wholly-owned subsidiary of KIT digital, The FeedRoom, Inc., a Delaware corporation (“FeedRoom”) and certain stockholders of FeedRoom. Under the Merger Agreement, KIT Acquisition Corporation merged with and into FeedRoom and as a result of such merger KIT digital became the sole stockholder of FeedRoom as of the effective date of October 1, 2009.

On September 30, 2009, KIT digital, KIT Acquisition Corporation, FeedRoom and certain stockholders of FeedRoom, entered into the Merger Agreement. Under the Merger Agreement, KIT Acquisition Corporation merged with and into FeedRoom and as a result of such merger KIT digital became the sole stockholder of FeedRoom as of the effective date of October 1, 2009. FeedRoom stockholders received in exchange for their capital stock in FeedRoom 1,312,000 shares of KIT digital common stock (the “Merger Shares”), which reflects 948,636 shares of KIT digital common stock issued for the acquisition of FeedRoom and an additional 363,636 shares of KIT digital common stock issued in exchange for a $4,000,000 indirect investment in KIT digital through the purchase of FeedRoom Series F Preferred Stock by certain stockholders of FeedRoom immediately prior to the closing of the merger. The KIT digital common stock was sold to such stockholders at an effective price of $11.00 per share. The gross consideration paid by KIT digital for the acquisition of FeedRoom was $13.6 million which represents 1,312,000 total shares with the primary consideration of 948,364 shares at $10.17 per share or $9,645,000 and the secondary consideration of 363,636 shares at $11 per share or $4,000,000.

The unaudited pro forma condensed combined balance sheet was prepared by combining the condensed balance sheet of KIT digital and the condensed balance sheet of FeedRoom as of September 30, 2009. The unaudited pro forma condensed combined balance sheet reflects the gross consideration paid by KIT digital for the acquisition of FeedRoom of $13.6 million assuming the transaction had been completed on September 30, 2009.

The unaudited pro forma condensed combined statement of operations was prepared by combining the condensed statement of operations of KIT digital and the condensed statement of operations of FeedRoom for the nine months ended September 30, 2009 and the year ended December 31, 2008 as if the acquisition was effective January 1, 2008.

The pro forma condensed combined financial statements should be read in conjunction with the separate financial statements and related notes thereto of KIT digital, as filed with the Securities and Exchange Commission (SEC) in its Annual Report on Form10-K filed April 15, 2009 and in its Quarterly Report on Form 10-Q filed November 19, 2009 and in conjunction with the separate financial statements and related notes thereto of FeedRoom included as Exhibit 99.1 and 99.2 to this Form 8-K/A.

These pro forma condensed combined financial statements are not necessarily indicative of the combined results of operations that would have occurred had the acquisition actually taken place at the beginning of the period indicated above or the future results of operations. In the opinion of KIT’s management, all significant adjustments necessary to reflect the effects of the acquisition that can be factually supported within SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma adjustments as presented are based on estimates and certain information that is currently available to KIT’s management. Such pro forma adjustments could change as additional information becomes available, as estimates are refined or as additional events occur.

UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
As of September 30, 2009
(in thousands of USD)

	Historical		Pro Forma		Pro Forma
	KIT digital	FeedRoom			Combined
	September 30,	September 30,			September 30,
	2009	2009	Adjustments		2009
ASSETS
Cash and cash equivalents	$13,451	$5,650	$		$19,101
Other current assets	26,451	818	(4,636)	F	22,633

Total current assets	39,902	6,468	(4,636)		41,734
Intangible assets, net	5,705	314	1,700	B
			(314)	E	7,405
Goodwill	16,559		11,340	C	27,899
Other non-current assets	2,872	1,592	(591)	D	3,873

Total assets	$65,038	$8,374	$7,499		$80,911

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$35,196	$6,864	$(4,636)	F	$37,424
Non-current liabilities	398				398

Total liabilities	35,594	6,864	(4,636)		37,822
Minority interest					0
Stockholders’ equity	29,444	1,510	13,645	A
			(1,510)	G	43,089

Total liabilities and stockholders’ equity	$65,038	$8,374	$7,499		$80,911

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009
(in thousands of USD, except per share data)

	Historical		Pro Forma		Pro Forma
	KIT digital	FeedRoom			Combined
	Nine months ended	Nine months ended			Nine months ended
	September 30, 2009	September 30, 2009	Adjustments		September 30, 2009
Revenue	$31,154	$5,472	$		$36,626

Operating expenses	36,553	11,673	245	H
			(113)	I	48,358

(Loss) from operations	(5,399)	(6,201)	(132)		(11,732)
Interest and other income	436	50			486
Interest and other expense	(441)	(541)			(982)
Amortization of deferred financing costs and debt discount	(1,175)				(1,175)
Derivative (expense) income	2,233				2,233

Net (loss) before income taxes	(4,346)	(6,692)	(132)		(11,170)
Income tax expense	(4)				(4)

Net (loss) available to common shareholders	$(4,350)	$(6,692)	$(132)		$(11,174)

Basic and diluted net (loss) per common share	$(0.82)				$(1.70)
Weighted average common shares outstanding, basic and diluted	5,278,472				6,590,472

 See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(in thousands of USD, except per share data)

	Historical		Pro Forma		Pro Forma
	KIT digital	FeedRoom			Combined
	Year ended	Year ended			Year ended
	December 31, 2008	December 31, 2008	Adjustments		December 31, 2008
Revenue	$23,401	$10,118	$		$33,519

Operating expenses	42,107	15,944	260	H
			(25)	I	58,286

(Loss) from operations	(18,706)	(5,826)	(235)		(24,767)
Interest and other income	195	69			264
Interest and other expense	(345)	(411)			(756)
Amortization of deferred financing costs and debt discount	(110)				(110)
Derivative (expense) income					0

Net (loss) before income taxes	(18,966)	(6,168)	(235)		(25,369)
Income tax expense	(116)				(116)

Net (loss) before minority interest	(19,082)	(6,168)	(235)		(25,485)
Minority interest	107	(15)			92

Net (loss) available to common shareholders	$(18,975)	$(6,183)	$(235)		$(25,393)

Basic and diluted net (loss) per common share	$(7.55)				$(6.64)
Weighted average common shares outstanding, basic and diluted	2,512,415				3,824,415

 See accompanying notes to unaudited pro forma condensed combined financial statements

KIT DIGITAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Purchase Price to Acquire FeedRoom

The aggregate cost of the acquisition of FeedRoom was approximately $13.6 million. We have allocated the aggregate cost of the acquisition to FeedRoom’s net tangible and identifiable intangible assets based on their estimated fair values. The excess of the aggregate cost of the acquisition over the net estimated fair value of the tangible and identifiable intangible assets and liabilities assumed was recorded to goodwill. Below is a summary of the preliminary allocation of the aggregate cost of the acquisition. The final purchase price allocation will depend upon the final valuation of the assets acquired and the liabilities assumed. Consequently, the actual allocation of the purchase price could differ from that presented herein.

Aggregate Cost of the Acquisition
($ in thousands)
Intangible assets—developed technology	$300
Intangible assets—customer relationships	1,400
Acquired assets and liabilities, net	605
Goodwill	11,340

Total	$13,645

 Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments on the attached unaudited pro forma condensed combined balance sheets include the following:

A.)
Represents the gross consideration paid by KIT digital for the acquisition of FeedRoom was $13.6 million which represents 1,312,000 total shares with the primary consideration of 948,364 shares at $10.17 per share or $9,645,000 and the secondary consideration of 363,636 shares at $11 per share or $4,000,000.

B.)	Represents the estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition of $1.7 million.

C.)	Represents goodwill, which is the excess of the purchase price over the net estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed, of $11,340,000.

D.)	Represents the adjustment for the fair value of the property and equipment upon acquisition.

E.)	Represents the elimination entry to writeoff the intangibles of $314,000 on the books of FeedRoom upon acquisition.

F.)	Represents the elimination of the receivable on KIT's books of $4,636,000, which occurred prior to the closing of the FeedRoom acquisition.

G.)	Represents the elimination of FeedRoom’s historical equity accounts.

Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments on the attached unaudited pro forma condensed combined statements of operations include the following:

H.)
Represents the increase in amortization of intangible assets based on the estimated fair value of acquired intangible assets. We preliminarily identified approximately $1.4 million of amortizable intangible assets for customer relationships with an estimated useful life of approximately 7 years and $300,000 of developed technology with an estimated useful life of approximately 5 years. Amortization of these assets will be recorded to operating expenses depending on the type of asset. The purchase price allocation for FeedRoom is preliminary and will be finalized upon receipt of a final valuation report.

I.)	Represents a reversal in amortization of intangible assets on the books of FeedRoom which will be written off upon the acquisition.